As filed with the Securities and Exchange Commission on June 24, 1996

                                                      Registration No. 033-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                          SECURE COMPUTING CORPORATION
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                      52-1637226
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

           2675 LONG LAKE ROAD                                  55113
          ROSEVILLE, MINNESOTA                                (Zip Code)
(Address of principal executive offices)


                          SECURE COMPUTING CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               Timothy P. McGurran
                          Secure Computing Corporation
                               2675 Long Lake Road
                           Roseville, Minnesota 55113
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (612) 628-2700
                             ----------------------


                         CALCULATION OF REGISTRATION FEE

                                                    Proposed
                                     Proposed       maximum
       Title of         Amount        maximum       aggregate     Amount of
     securities to       to be     offering price   offering     registration
     be registered    registered   per share (1)    price (1)        fee
     -------------    ----------   -------------    ---------    ------------
     Common Stock,      150,000
    $.01 par value       shares        $8.75       $3,893,750      $1,342.67


(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on June 20, 1996, as reported on the Nasdaq National Market.





                          SECURE COMPUTING CORPORATION

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, previously filed (File No. 0-27074) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

                  (1) The latest Annual Report on Form 10-K of Secure Computing Corporation (the "Company") for the fiscal year ended December 31, 1995 filed pursuant to Section 13 of the Exchange Act.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

                  (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (File No. 0-27074), as amended, filed under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law and Article V of the By-Laws of the Company provide for broad indemnification of directors and officers of the Company.

         The Company also maintains a director and officer insurance policy which insures the Company and its directors and officers against damages, judgments, settlements and costs incurred by reason of certain acts of such persons in their capacities as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

       Exhibit                          Description

         3.1      Restated Certificate of Incorporation of the Company.*

         3.2      Amended and Restated By-Laws of the Company.*

         3.3      Secure Computing Corporation Employee Stock Purchase Plan.

         5 Opinion of Faegre & Benson LLP as to the legality of the shares being registered.

         23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

         23.2     Consent of Ernst & Young LLP

         24 Powers of Attorney authorizing Kermit M. Beseke to sign this Registration Statement on behalf of the directors and certain officers of the Company.

* Incorporated by reference to the like numbered Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-27074).

ITEM 9.  UNDERTAKINGS.

         A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of Minnesota, on June 18, 1996.

                                      SECURE COMPUTING CORPORATION


                                      By  /s/ Kermit M. Beseke
                                          Kermit M. Beseke
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 18, 1996.

Signature                                                     Title



/s/ Kermit M. Beseke            President, Chief Executive Officer
Kermit M. Beseke                and Director
                                (Principal Executive Officer)

/s/ Timothy P. McGurran         Vice President, Chief Financial Officer
Timothy P. McGurran             and Treasurer
                                (Principal Financial and Accounting Officer)

/s/ Stephen M. Puricelli*       Director
Stephen M. Puricelli


/s/ Dennis J. Shaughnessy*      Director
Dennis J. Shaughnessy


/s/ Timothy H. Hanson*          Director
Timothy H. Hanson

*        Pursuant to Power of Attorney dated May 1, 1996.




                                INDEX TO EXHIBITS


                                                                                                     Method
Exhibit                          Description                                                       of Filing

                                                                                               Incorporated by
3.1          Restated Certificate of Incorporation of the Company..............................Reference*

                                                                                               Incorporated by
3.2          Amended and Restated By-Laws of the Company.......................................Reference*

                                                                                               Electronic
3.3          Secure Computing Corporation Employee Stock Purchase Plan.........................Transmission

5            Opinion of Faegre & Benson LLP                                                    Electronic
             as to the legality of the shares being registered.................................Transmission

23.1         Consent of Faegre & Benson LLP
             is contained in its opinion filed as Exhibit 5 to this Registration Statement

                                                                                               Electronic
23.2         Consent of Ernst & Young LLP......................................................Transmission

24           Powers of Attorney authorizing Kermit M. Beseke
             to sign this Registration Statement on behalf of                                  Electronic
             the directors and certain officers of the Company.................................Transmission



* Incorporated by reference to the like numbered Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-27074).